Exhibit 5.01
2550 Garcia Avenue
Mountain View, CA 94043

650-944-3840
intuit.com

February 22, 2024
U.S. Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

Subject: Intuit Inc.

To whom it may concern:
This opinion is provided in connection with a Registration Statement on Form S-8 (the “Registration Statement”) being filed by Intuit Inc. (the “Company”) on or about February 22, 2024. The Registration Statement relates to the registration of 12,200,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), which may be issued under the Company’s Amended and Restated 2005 Equity Incentive Plan, as adopted in October 2004 and approved by stockholders on December 9, 2004 and amended through January 18, 2024 (the “Plan”).

For purposes of this opinion, I have examined copies of (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation, as amended to date, (iii) the Company’s Bylaws, as amended to date, (iv) the Plan, and (v) resolutions of the Board of Directors (the “Board”) and the Compensation and Organizational Development Committee of the Board and records of the Annual Meeting of Stockholders of the Company relating to adoption and approval of the Plan. In rendering the opinion expressed herein, I have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates purporting to be originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates purporting to be copies, and the legal capacity to sign of all individuals executing documents, instruments and certificates. I have also assumed that all Shares will be issued pursuant to the Plan for a purchase price of not less than $0.01 per share.

Based upon and subject to the foregoing and the effectiveness of the Registration Statement and the Plan, I am of the opinion that the Shares that may be issued by the Company pursuant to the Plan, when duly issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, I do not admit thereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Exhibit 5.01

Very truly yours,
/s/ KERRY J. MCLEAN
Kerry J. McLean
Executive Vice President, General Counsel and Corporate Secretary
Intuit Inc.

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